EQUI-VEST [MARKETING NAME]

                                      DATA
                                      ----


PART A - THIS PART LISTS YOUR PERSONAL DATA
------

OWNER:       [JOHN DOE JR. AS BENEFICIARY OF JOHN DOE SR'S.[ROTH] IRA]

             IF THE OWNER IS A TRUST, THEN THE ANNUITANT MUST BE THE OLDEST BENEFICIARY OF THE TRUST.

ANNUITANT:   [JOHN DOE JR.]              Age: [60]                 Sex:  [Male]

             [IF THE ANNUITANT IS THE SOLE SPOUSAL BENEFICIARY UNDER THE DECEASED OWNER'S IRA THEN THE FOLLOWING DESIGNATION WILL APPEAR AFTER THE ANNUITANT'S NAME:]
             ["Special Surviving Spouse"]

DECEASED OWNER OF ORIGINAL [ROTH] IRA: [John Doe Sr.]

DATE OF DEATH OF ORIGINAL [ROTH] IRA OWNER: [September 5, 2002]

CONTRACT NUMBER:   [XXXX]

    ENDORSEMENTS ATTACHED:   [Traditional IRA Takeover Beneficiary Continuation
                             Option (BCO) Endorsement; or Roth IRA Takeover
                             Beneficiary Continuation Option (BCO) Endorsement;
                             Endorsement Applicable To Market Value Adjustment
                             Terms; Enhanced Death Benefit (Series 800 and only if elected]


    ISSUE DATE:        [October 5, 2002]
    CONTRACT DATE:     [October 5, 2002]

ANNUITY COMMENCEMENT DATE: [February 21, 2021]
         The maximum maturity age is [95]---see Section 7.03
The Annuity Commencement Date may not be prior to [thirteen months from the Contract Date] nor later than the Processing Date which follows the Annuitant's [95th] birthday.

BENEFICIARY:    [Jane Smith]

BCO DISTRIBUTION COMMENCEMENT DATE: [December 5, 2002]



PART B - THIS PART LISTS THE CONTRACT TERMS WHICH AFFECT THE TYPE OF CONTRACT YOU HAVE.

Initial Guaranteed Interest Rate    [6. 00% through December 31, 2001]
Minimum Guaranteed Interest Rate    [4% through December 31, 2001]
                                    3% after December 31, 2001


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                                                      EQUI-VEST [MARKETING NAME]

INVESTMENT OPTIONS AVAILABLE (SEE PART II); YOUR ALLOCATION PERCENTAGE (UNTIL CHANGED) IS ALSO SHOWN:

    [INVESTMENT OPTION*                             TYPE           ALLOCATION PERCENTAGE**
     ------------------                             ----           ------------------------
o   ALLIANCE EQUITY INDEX                           TYPE A                 [0%
o   ALLIANCE GROWTH & INCOME                        TYPE A                 0%
o   ALLIANCE COMMON STOCK                           TYPE A                 30%
o   ALLIANCE GLOBAL                                 TYPE A                 0%
o   ALLIANCE INTERNATIONAL                          TYPE A                 0%
o   ALLIANCE AGGRESSIVE STOCK                       TYPE A                 20%
o   ALLIANCE GROWTH INVESTORS                       TYPE A                 0%
o   ALLIANCE BALANCED                               TYPE A                 0%
o   ALLIANCE SMALL CAP GROWTH                       TYPE A                 0%
o   EQ/ALLIANCE PREMIER GROWTH                      TYPE A                 0%
o   ALLIANCE CONSERVATIVE INVESTORS                 TYPE B                 0%
o   ALLIANCE MONEY MARKET                           TYPE B                 0%
o   ALLIANCE INTERMEDIATE GOV'T. SECURITIES         TYPE B                 0%
o   ALLIANCE QUALITY BOND                           TYPE B                 0%
o   ALLIANCE HIGH YIELD                             TYPE B                 0%
o   CAPITAL GUARDIAN RESEARCH                       TYPE A                 0%
o   CAPITAL GUARDIAN US EQUITY                      TYPE A                 0%
o   EQ/EVERGREEN FUND                               TYPE A                 0%
o   EQ/EVERGREEN FOUNDATION FUND                    TYPE A                 0%
o   T. ROWE PRICE INTERNATIONAL STOCK               TYPE A                 0%
o   T. ROWE PRICE EQUITY INCOME                     TYPE A                 0%
o   EQ/PUTNAM GROWTH & INCOME VALUE                 TYPE A                 0%
o   EQ/PUTNAM BALANCED                              TYPE A                 0%
o   MFS RESEARCH                                    TYPE A                 0%
o   MFS GROWTH WITH INCOME                          TYPE A                 0%
o   MFS EMERGING GROWTH COMPANIES                   TYPE A                 0%
o   MORGAN STANLEY EMERGING MARKETS EQUITY          TYPE A                 0%
o   FI SMALL/MID CAP VALUE                          TYPE A                 0%
o   MERRILL LYNCH WORLD STRATEGY                    TYPE A                 0%
o   MERRILL LYNCH BASIC VALUE EQUITY                TYPE A                 0%
o   GUARANTEED INTEREST ACCOUNT                     N/A                    20%
o   FIXED MATURITY ACCOUNT                                                 30%]

                                                    TOTAL:                100%]

o   [GUARANTEE PERIODS     RATES     GUARANTEE PERIODS      RATES
    --------------------------------------------------------------
    JUNE 14, 2002          3.00%     JUNE 15, 2007          4.35%
    --------------------------------------------------------------
    JUNE 13, 2003          3.00%     JUNE 13, 2008          4.75%
    --------------------------------------------------------------
    JUNE 15, 2004          3.00%     JUNE 15, 2009          5.05%
    --------------------------------------------------------------
    JUNE 15, 2005          3.40%     JUNE 15, 2010          5.40%
    --------------------------------------------------------------
    JUNE 15, 2006          3.90%     JUNE 15, 2011          5.65%]
    --------------------------------------------------------------

*INVESTMENT OPTIONS SHOWN ARE INVESTMENT FUNDS OF OUR SEPARATE ACCOUNT [A],
 EXCEPT THE FIXED MATURITY ACCOUNT WHICH ARE IN OUR SEPARATE ACCOUNT NO.[48.]. **SEE SECTION 3.01


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                                                      EQUI-VEST [MARKETING NAME]


BUSINESS DAY (SEE SECTION 1.05):

Generally a "Business Day" is any day on which the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time or such other time as we state in writing to you.

CONTRIBUTION LIMITS (SEE SECTION 3.02):

Minimum initial Contribution is [$5,000]. Subsequent Contribution minimum [$1,000] We will only accept a single Contribution of a direct transfer from your interest as a beneficiary under the Deceased Owner's Original IRA. No subsequent regular or rollover contributions will be accepted. Subject to our approval, you make additional direct transfer Contributions to this IRA Contract from your interest as a beneficiary under another traditional individual retirement arrangement under Section 408 of the Code of the same Deceased Owner. We may refuse to accept any contribution if the sum of all contributions under all EQUI-VEST contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

TRANSFER RULES (SEE SECTION 4.02):

If you have elected the Guaranteed Interest Account and any Type B Investment Option, whether or not amounts have actually been placed in any such Account, then the maximum amount that may be transferred from the Guaranteed Interest Account to any other Investment Option in any Contract Year is:

(a) 25% of the amount you have in the Guaranteed Interest Account on the last day of the prior Contract Year or, if greater,

(b) the total of all amounts transferred at your request from the Guaranteed Interest Account to any of the other Investment Options in the prior Contract Year.

MINIMUM TRANSFER AMOUNT [$300] or the Annuity Account Value in an investment option if less.

MINIMUM WITHDRAWAL AMOUNT (SEE SECTION 5.01): [$300] or the Annuity Account Value if less.

MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE AFTER A WITHDRAWAL (SEE SECTION 5.02):
[$500].

DEATH BENEFIT AMOUNT (SEE SECTION 6.01):

If you have elected the Guaranteed Death Benefit refer to the "Guaranteed Death Benefit Rider".

If you have not elected the Guaranteed Death Benefit then your Death Benefit amount will be:

The Annuity Account Value or, if greater, the sum of all Contributions made, less
(a) any tax charge that applies and
(b) the sum of all prior withdrawals and associated withdrawal charges if any

NORMAL FORM OF ANNUITY (SEE SECTION 7.02):

[Life Annuity with 10 Year Period Certain] or any form of payment that may be available as per Equitable's rules at the time]

MINIMUM AMOUNT TO BE APPLIED FOR AN ANNUITY (SEE SECTION 7.06):

[$2,000], as well as minimum of [$20] for initial monthly annuity payment.

INTEREST RATE TO BE APPLIED OR MISSTATEMENT OF AGE OR SEX (SEE SECTION 7.06):

2002IRATOBCO-EV                                                      Data Page 3

                                                      EQUI-VEST [MARKETING NAME]


[6% per year.]


WITHDRAWAL CHARGE (SEE SECTION 8.01):

(APPLICABLE IF THE DELUXE PRODUCT IS PURCHASED)

For issue ages 0-70, 6% of the amount withdrawn attributable to contributions made during the current and five prior Contract Years measured from the date of withdrawal. We reserve the right to change this percentage for future contributions, but it will never exceed 8% of the amount withdrawn attributable to contributions made during the current and eleven Contract Years prior to the withdrawal.

(APPLICABLE IF THE EXPRESS PRODUCT IS PURCHASED)

For issue ages 0-70, an applicable Withdrawal Charge will be imposed as a percentage of each Contribution paid to the extent that (i) any withdrawals during a Contract Year exceed the Free Corridor Amount as discussed in Section
8.01 or, (ii) the Certificate is surrendered to receive the Cash Value. We determine the Withdrawal Charge separately for each Contribution in accordance with the following table:

                Contract Year                          Maximum Percentage
                -------------                          Of Contributions
                                                       -------------------
                     1                                  7.00%
                     2                                  6.00%
                     3                                  5.00%
                     4                                  4.00%
                     5                                  3.00%
                     6                                  2.00%
                     7                                  1.00%
                     8 and later                        0.00%

The applicable Withdrawal Charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each Contribution withdrawn or surrendered. For purposes of the table, for each Contribution, the Contract Year in which we receive that Contribution is "Contract Year 1".

FOR BOTH DELUXE AND EXPRESS (THIS SENTENCE WILL BE INSERTED AT THE END OF THE SECTION)

If at the death of the Annuitant, the beneficiary under this Certificate elects to continue to receive payment under the Certificate withdrawal charges will no longer apply.

FREE CORRIDOR AMOUNT (SEE SECTION 8.01):

    [10% (Express) 15% (Deluxe)] of Annuity Account Value on the day that the withdrawal is requested minus withdrawals made in current Contract Year. Amounts withdrawn up to the Free Corridor Amount will not be deemed a withdrawal of Contributions.


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
                                                      EQUI-VEST [MARKETING NAME]


NO WITHDRAWAL CHARGES WILL APPLY IN THESE EVENTS, EACH OF WHICH OCCURS AFTER THE CONTRACT DATE:

         (1)  the death of the Annuitant;
         (2)  in the event any of these conditions apply:
              a. the continuation beneficiary has qualified to receive Social Security disability benefits as certified by the Social Security Administration;
              b. we receive proof that the continuation beneficiary's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician);
              c. the continuation beneficiary has been confined to a nursing home for more than 90 days as verified by a licensed physician. A nursing home for this purpose means one which is (i ) approved by Medicare as a provider of skilled nursing care service, or (ii) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam and meets all of the following:
              o its main function is to provide skilled, intermediate or custodial nursing care;
              o it provides continuous room and board to three or more persons;
              o     it is supervised by a registered nurse or practical nurse;
              o     it keeps daily medical records of each patient;
              o     it controls and records all medications dispensed; and
              o its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge in accordance with your Contract and applicable state law, with respect to a Contribution if the condition described in 2 above existed at the time the contribution was remitted, or if the condition began with the 12 month period following remittance.

ADMINISTRATIVE AND OTHER CHARGES (SEE SECTION 8.02):

      The lesser of $30 or 2% of the Annuity Account Value for the first two Contract Years and $30 for each Contract Year thereafter.

      No Administrative Charge will apply if the Annuity Account Value is $20,000 or more.

      (APPLICABLE TO DELUXE) The Administrative Charge will be deducted on a pro-rata basis from the Investment Funds and the Guaranteed Interest Account, and then the Guarantee Periods next. (APPLICABLE TO EXPRESS) The Administrative Charge will be deducted on a pro-rata basis from the Investment Funds and then the Guarantee Periods next. (APPLICABLE TO BOTH) Also, the charge will be prorated for the Contract Year or portion thereof in which the Contract Date occurs or in which the Annuity Account Value is withdrawn or applied to provide an Annuity Benefit or death benefit.

      [Applicable to Deluxe] If elected, a charge of .15% will be deducted from the Annuity Account Value in accordance with the terms of the Guaranteed Death Benefit Rider. We reserve the right to increase this charge but it will not exceed .30%.

TRANSFER CHARGES- (SEE SECTION 8.03):

Currently, the number of free transfers in a Contract is unlimited. We have the right to impose a maximum charge of $25 after the first [12 ] free transfers.

We will deduct a maximum charge of $65 per occurrence for a direct transfer to a third party of amounts under your Contract or an exchange for another contract of another carrier.

DAILY SEPARATE ACCOUNT CHARGE (SEE SECTION 8.04):

[.95% (APPLICABLE TO EXPRESS) 1.20% (applicable to Deluxe)]. This charge is subject to change up to a maximum of 2.00% as described in Section 8.04.


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
                                                      EQUI-VEST [MARKETING NAME]



PART C - THIS PART LISTS THE TERMS WHICH APPLY TO THE MARKET VALUE ADJUSTMENT TERMS ENDORSEMENT.

DEATH BENEFIT AMOUNT: The larger of (a) the Annuity Account Value in Separate No.[48] and (b) the Guaranteed Period Amount.

TRANSFER RULES (SEE SECTION 4.02):

The minimum amount which may be transferred from the Guaranteed Period Account, after the initial allocation, is [$300] or the Guaranteed Period Amount, if less.

TRANSFERS AT EXPIRATION DATE (SEE SECTION 10.01): If no election is made with respect to amounts in the Guaranteed Period Account as of the Expiration Date, such amounts will be transferred into the [Guarantee Period with the earliest Expiration Date which occurs after the then current calendar year]. If we are not then offering new Guarantee Periods, then such amounts will be transferred into the [Money Market Fund].

MVA FORMULA (SEE ITEM 3 OF ENDORSEMENT):

The current rate percentage we use in item (c) of the formula is a maximum of ..25%.

[If we are no longer offering new Guarantee Periods, we will use a rate equal to the most recent Moody's Corporate Bond Yield Average-Monthly Average Corporates, for the duration required, as published by Moody's Investor Services, Inc. If such Moody's rate is not available, a rate based on a substantially similar average will be used.]




2002IRATOBCO-EV                                                      Data Page 6